Exhibit 5.1

Faegre Baker Daniels LLP

311 South Wacker Drive Suite 4400

Chicago Illinois 60606-6622

Phone +1 312 212 6500

Fax +1 312 212 6501

September 21, 2018

Argo Group International Holdings, Ltd.

110 Pitts Bay Road

Pembroke HM08, Bermuda

Ladies and Gentlemen:

We are acting as special counsel to Argo Group International Holdings, Ltd., an exempted company organized under the laws of Bermuda (“Argo Group” or the “Company”), and Argo Group US, Inc., a corporation organized under the laws of Delaware and a wholly owned indirect subsidiary of the Company (“Argo US”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about September 21, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company, Argo US and Argo Group Statutory Trust, a statutory business trust created under the laws of Delaware (the “Capital Trust”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) common shares of the Company, par value $1.00 per share (the “Common Shares”); (ii) preferred shares of the Company, par value $1.00 per share (the “Preferred Shares”); (iii) depositary shares of the Company representing Common Shares or Preferred Shares (the “Depositary Shares”); (iv) senior debt securities of the Company, which may be secured or unsecured and which may be convertible into Common Shares or Preferred Shares (the “Senior Debt Securities”); (v) subordinated debt securities of the Company, which may be secured or unsecured and which may be convertible into Common Shares or Preferred Shares (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (vi) warrants of the Company or other rights to purchase or otherwise acquire Common Shares, Preferred Shares or Debt Securities of the Company (“Warrants”); (vii) senior debt securities of Argo US (the “Argo US Senior Debt Securities”); (viii) subordinated debt securities of Argo US (the “Argo US Subordinated Debt Securities” and, together with the Argo US Senior Debt Securities, the “Argo US Debt Securities”); (ix) guarantees of the Company to be issued in connection with the Argo US Senior Debt Securities (the “Argo US Senior Debt Securities Guarantees”) and the Argo US Subordinated Debt Securities (the “Argo US Subordinated Debt Securities Guarantees” and, together with the Argo US Senior Debt Securities Guarantees, the “Argo US Debt Securities Guarantees”); (x) contracts obligating holders to purchase from Argo Group, and/or Argo Group to purchase from holders, a specified amount of Common Shares, Preferred Shares, or Depositary Shares of the Company at a future date or dates (the “Purchase Contracts”); (xi) trust preferred securities (the “Trust Preferred Securities”) issued by the Capital Trust; (xii) the guarantees of the Company of the Trust Preferred Securities (the “Trust Preferred Guarantees”); and (xiii) units comprised of one or more Securities (as hereinafter defined) in any combination (the “Units,” and, together with the Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants, Argo US Debt Securities, Argo US Debt Securities Guarantees, Purchase Contracts, Trust Preferred Securities, and Trust Preferred Guarantees, the “Securities”), each of which shall include such indeterminate number of Securities as may be determined to be issuable directly (including as a component of or as represented by any other Security) or upon the conversion or exercise of or purchase under any other Security in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”).

You have advised us that: (i) the Depositary Shares will be issued under a deposit agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (the “Deposit Agreement”); (ii) the Senior Debt Securities will be issued under the form of indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Senior Debt Indenture”) to be entered into between the Company and a trustee to be named at a later date (the “Senior Debt Trustee”); (iii) the Subordinated Debt Securities will be issued under the form of indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Debt Indentures”), to be entered into between the Company and a trustee to be named at a later date (the “Subordinated Debt Trustee”, and, together with the Senior Debt Trustee, the “Debt Trustees”); (iv) the Warrants will be issued under one or more warrant agreements by and between the Company and a financial institution named therein as the warrant agent (each, a “Warrant Agent”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Warrant Agreement”); (v) the Argo US Senior Debt Securities and the Argo US Senior Debt Securities Guarantees will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Argo US Senior Debt Indenture”) entered into as of September 25, 2012 between the Company, Argo US and Wells Fargo Bank, National Association, as trustee (the “Argo US Senior Debt Trustee”); (vi) the Argo US Subordinated Debt Securities and the Argo US Subordinated Debt Securities Guarantees will be issued under the form of indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Argo US Subordinated Debt Indenture” and, together with the Argo US Senior Debt Indenture, the “Argo US Debt Indentures”), to be entered into between the Company, Argo US and a trustee to be named at a later date (the “Argo US Subordinated Debt Trustee”, and, together with the Argo US Senior Debt Trustee, the “Argo US Debt Trustees”); (vii) the Purchase Contracts will be issued under a purchase contract agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Purchase Contract Agreement”); (viii) the Trust Preferred Securities will be issued by the Capital Trust under an Amended and Restated Declaration of Trust in the form filed as an exhibit to the Registration Statement (the “Amended Declaration”) by and among the Company and the trustee(s) named therein (each, a “Trust Preferred Trustee”); (ix) the Trust Preferred Guarantees will be issued by the Company under a trust preferred securities guarantee agreement (the “Trust Preferred Guarantee Agreement”) between the Company and the guarantee trustee(s) named therein (each, a “Guarantee Trustee”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (x) the Units will be issued under a purchase agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Unit Purchase Agreement”). Each Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Trust Preferred Guarantee Agreement and Unit Purchase Agreement as well as the Senior Debt Indenture, the Subordinated Debt Indenture, the Argo US Senior Debt Indenture, the Argo US Subordinated Debt Indenture, the Amended Declaration, and the Company’s organizational documents and any other documents, instruments or agreements under which the Common Shares and Preferred Shares will be established (the “Company Organizational Documents”) shall be referred to herein as a “Governing Document.” Each Debt Trustee, Argo US Debt Trustee, Trust Preferred Trustee, Guarantee Trustee, Warrant Agent and counterparty to a Deposit Agreement, a Purchase Contract or a Unit Purchase Agreement shall be referred to herein as a “Governing Document Counterparty”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of Argo US, (ii) minutes and records of the corporate proceedings of Argo US, and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than Argo US and the due authorization, execution and delivery of all documents by the parties thereto other than Argo US. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company, Argo US and the Capital Trust.

We have also assumed that:

(i) the Registration Statement will have become effective and comply with all applicable laws;

(ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(v) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

(vi) the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to the Company, Argo US or the Capital Trust, as applicable, or result in a default under or breach of any agreement or instrument binding upon the Company, Argo US or the Capital Trust, as applicable;

(vii) the Company, Argo US or the Capital Trust, as applicable, will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(viii) the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, Argo US or the Capital Trust, as applicable, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, Argo US or the Capital Trust, as applicable;

(ix) a definitive purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, Argo US or the Capital Trust, as applicable, and the other parties thereto;

(x) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended;

(xi) any Securities issuable upon conversion or exercise of or purchase pursuant to any other Security will be duly authorized by all necessary corporate or organizational action, duly established in accordance with the terms of such authorization, the applicable Governing Documents and applicable law, and, if appropriate, duly reserved for issuance upon such conversion, exercise or purchase, and the conversion, exercise or purchase price for such Securities will constitute legally sufficient consideration for the issuance of such Securities; and

(xii) in the case of Securities issuable upon conversion or exercise of or purchase pursuant to any other Security, and in the case of Securities represented by or constituting a component of any other Security, the actions in respect of such other Security referred to in the applicable paragraph or paragraphs below will have been completed.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. When, as and if (a) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution, attestation, issuance and delivery of the Depositary Shares (including depositary receipts evidencing the Depositary Shares), (c) depositary receipts evidencing Depositary Shares in such form and with such terms have been duly executed, attested, issued and delivered by the Company against payment in accordance with such authorization, the applicable Deposit Agreement and applicable law, and (d) the Common Shares or Preferred Shares represented by such Depositary Shares have been duly authorized by all necessary corporate or organizational action and duly issued in accordance with such authorization, the Company Organizational Documents and applicable law, such Depositary Shares (including any Depositary Shares issued upon purchase under any Purchase Contract pursuant to the terms thereof) will be legally issued and will entitle their holders to the rights specified in the applicable Deposit Agreement.

2. When, as and if (a) the Senior Debt Indenture has been duly authorized, executed and delivered by the Company, (b) the terms of any particular series of Senior Debt Securities have been duly authorized and duly established in accordance with the Senior Debt Indenture and applicable law, (c) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution, attestation, issuance and delivery of such Senior Debt Securities, and (d) such Senior Debt Securities have been duly executed, attested, issued and delivered by the Company against payment in accordance with such authorization, the Senior Debt Indenture, the applicable Purchase Agreement and applicable law and duly authenticated by the Senior Debt Trustee, such Senior Debt Securities (including any Senior Debt Securities issued upon the exercise of Warrants pursuant to the terms thereof) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. When, as and if (a) the Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company, (b) the terms of any particular series of Subordinated Debt Securities have been duly authorized and duly established in accordance with the Subordinated Debt Indenture and applicable law, (c) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution, attestation, issuance and delivery of such Subordinated Debt Securities, and (d) such Subordinated Debt Securities have been duly executed, attested, issued and delivered by the Company against payment in accordance with such authorization, the Subordinated Debt Indenture, the applicable Purchase Agreement and applicable law and duly authenticated by the Subordinated Debt Trustee, such Subordinated Debt Securities (including any Subordinated Debt Securities issued upon the exercise of Warrants pursuant to the terms thereof) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When, as and if (a) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution, attestation, issuance and delivery of the Warrants (including certificates evidencing the Warrants), and (c) certificates evidencing Warrants in such form and with such terms have been duly executed, attested, issued and delivered by the Company against payment in accordance with such authorization, the applicable Warrant Agreement and applicable law, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When, as and if (a) any required amendment or supplement to the Argo US Senior Debt Indenture has been duly authorized, executed and delivered by Argo US, (b) the terms of any particular series of Argo US Senior Debt Securities have been duly authorized and duly established in accordance with the Argo US Senior Debt Indenture and applicable law, (c) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution, attestation, issuance and delivery of such Argo US Senior Debt Securities, and (d) such Argo US Senior Debt Securities have been duly executed, attested, issued and delivered by Argo US against payment in accordance with such authorization, the Argo US Senior Debt Indenture, the applicable Purchase Agreement and applicable law and duly authenticated by the Argo US Senior Debt Trustee, such Argo US Senior Debt Securities will constitute valid and binding obligations of Argo US enforceable against Argo US in accordance with their terms.

6. When, as and if (a) the Argo US Subordinated Debt Indenture has been duly authorized, executed and delivered by Argo US, (b) the terms of any particular series of Argo US Subordinated Debt Securities have been duly authorized and duly established in accordance with the Argo US Subordinated Debt Indenture and applicable law, (c) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution, attestation, issuance and delivery of such Argo US Subordinated Debt Securities, and (d) such Argo US Subordinated Debt Securities have been duly executed, attested, issued and delivered by Argo US against payment in accordance with such authorization, the Argo US Subordinated Debt Indenture, the applicable Purchase Agreement and applicable law and duly authenticated by the Argo US Subordinated Debt Trustee, such Argo US Subordinated Debt Securities will constitute valid and binding obligations of Argo US enforceable against Argo US in accordance with their terms.

7. When, as and if (a) the Argo US Debt Securities Guarantees in respect of any particular series of Argo US Debt Securities have been duly authorized by the Company, (b) the Argo US Debt Indenture with respect to such series has been duly executed and delivered by the Company, and (c) the applicable Argo US Debt Securities have been duly authorized by Argo US, duly executed, attested, issued and delivered by Argo US against payment therefor in accordance with such authorization, the applicable Argo US Debt Indenture, the applicable Purchase Agreement and applicable law and duly authenticated by the applicable Argo US Debt Trustee, such Argo US Debt Securities Guarantees will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution, attestation, issuance and delivery of the Purchase Contracts, and (b) Purchase Contracts in such form and with such terms have been duly executed, attested, issued and delivered by the Company against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

9. When, as and if (a) the applicable Unit Purchase Agreement has been duly authorized, executed and delivered by the Company, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution, attestation, issuance and delivery of the Units (including certificates evidencing the Units), (c) certificates evidencing Units in such form and with such terms have been duly executed, attested, issued and delivered by the Company against payment in accordance with such authorization, the applicable Unit Purchase Agreement and applicable law, and (d) the Securities constituting components of such Units have been duly authorized by all necessary corporate or organizational action and, in the case of Units consisting of Senior Debt Securities, Warrants or Purchase Contracts, the other actions with respect thereto referred to in paragraph (2), (3), (4) or (8) above (as the case may be) have been completed and, in the case of Units consisting of Common Shares or Preferred Shares, such Common Shares or Preferred Shares have been duly issued in accordance with such authorization, the Company Organizational Documents and applicable law, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

10. When, as and if (a) the Trust Preferred Guarantees have been duly authorized by the Company, (b) the Trust Preferred Guarantee Agreement has been duly executed and delivered by the Company, and (c) the Trust Preferred Securities have been duly authorized by the Capital Trust, duly executed, attested, issued and delivered by the Capital Trust against payment therefor in accordance with such authorization, the Amended Declaration, the applicable Purchase Agreement and applicable law and duly authenticated by the Trust Preferred Trustee, such Trust Preferred Guarantees will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies or enforce certain terms, and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We have assumed for purposes of rendering our opinions that New York law will be chosen to govern each Security that is a contract and each related Governing Document.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any provision that provides for rights or remedies upon a change in composition of the board of directors (or similar governing body) of any party. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities or the Argo US Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company, Argo US or the Capital Trust under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

FAEGRE BAKER DANIELS LLP

By:	/s/ Roger D. Rhoten
Roger D. Rhoten